The Wrigley Company Agrees to Merger with Mars, Incorporated
Historic Combination Values Wrigley at $80 Per Share

CHICAGO, April 28 – The Wm. Wrigley Jr. Company (NYSE: WWY) today announced that it had reached an agreement to merge with Mars, Incorporated, one of the world’s leading confectionery and consumer goods companies.  As a result of this transaction, Wrigley will become a private company and part of one of the world’s premier family-owned companies.  The combined organization will have a product portfolio containing some of the world’s most recognizable and well-loved confectionery brands – including Orbit®, Extra®, Doublemint®, M&M's®, Snickers® and Mars® – as well as leading food, beverage and pet care brands, totaling over $27 billion in global sales.

Mars, Incorporated has agreed to pay $80 cash for each share of Common Stock and Class B Common Stock of the Wrigley Company in a transaction valued at approximately $23 billion.  The terms of the transaction have been unanimously approved by the Wrigley Board of Directors.  Based on Wrigley’s closing share price of $62.45 on April 25, 2008, and its three-month weighted average share price of $59.88, this price represents a premium of 28 percent and 34 percent, respectively, to the Company’s stockholders.  This price also represents 4.3 times Wrigley’s 2007 net sales and over 35 times Wrigley’s 2007 earnings per share.

Mars, Incorporated, will acquire 100 percent of Wrigley’s outstanding shares and all of its outstanding options will be cashed out.  The Wrigley Company will operate as a separate, stand-alone subsidiary, keeping its headquarters in Chicago and continuing its civic and philanthropic involvement, both locally and in its communities around the world.  Additionally, Bill Wrigley, Jr. will continue serving as the Company’s Executive Chairman.  As part of the transaction, Mars’ non-chocolate sugar brands – including Starburst® and Skittles® – will be added to Wrigley’s confectionery portfolio, joining such well-known brands as Lifesavers® and Altoids®.

“First and foremost, this is a great transaction at a great price that provides tremendous value to Wrigley stockholders,” noted Bill Wrigley, Jr., Executive Chairman and Chairman of the Board.  “Additionally, in terms of Wrigley’s ongoing business, the true value of this transaction arises primarily from enhanced growth opportunities, including the potential for cross-pollination of people, ideas and brands, and significant enhancements of sales, marketing and distribution infrastructures.  We see this as an historic opportunity to preserve what is special about the Wrigley Company in terms of values and culture, while continuing to grow and develop our associates, invest in our brands and drive long-term generational growth.  So, from every perspective, I strongly support the transaction.”

“Mars and Wrigley have much more in common than multi-generational family leadership and significant global footprints,” commented Paul S. Michaels, Mars Global president.  “We share common values and ways of doing business, including an emphasis on ethics and respect for people, focus on generational growth, and expertise in obtaining consumer insights and building enduring brands.  This is not about being bigger – it’s about being the best, and providing leadership and innovation across the full range of confectionery categories.”

The merger unites two outstanding confectionery traditions.  With the Wrigley Company being founded in 1891 and Mars, Incorporated being established in 1911, the combined enterprise will have over two centuries of experience in producing outstanding confectionery products, delighting consumers, and building great brands and strong businesses around the world.

“This combination brings together two strong, complementary confectionery organizations,” noted Bill Perez, President and Chief Executive Officer.  “A big part of what attracted Mars to Wrigley was our proven track record in the marketplace and the talent of our people.  As a stand-alone subsidiary of Mars, with our strong, global leadership team in place, we will have the opportunity to accelerate our already strong growth trajectory.”

Funding for the transaction includes approximately $11 billion from Mars, a $5.7 billion committed senior debt facility from Goldman, Sachs, and $4.4 billion of subordinated debt from Berkshire Hathaway, Inc.  At closing, Berkshire Hathaway has committed to purchase a minority equity interest for $2.1 billion in the Wrigley Company subsidiary at a discount to the share price being paid to the stockholders of Wrigley.

“Those of you who know me, know that I have been a big fan of Wrigley’s business model for many years, and I love their products,” said Warren E. Buffett, Chairman and Chief Executive Officer of Berkshire Hathaway.  “When you think of a business that’s easy to understand, with favorable long-term economics, and able and trustworthy management – you think of Wrigley.  Bringing together these iconic, world-class companies combines Wrigley’s strengths with the deep resources and proven brand-building savvy of Mars and will result in a powerful force for innovation and growth in the global confectionery marketplace.”

The proposed transaction is subject to customary closing conditions, including stockholder approval and certain governmental regulatory clearances.  Both parties are committed to working to close the transaction as soon as possible, with the merger expected to be completed within six to twelve months.

For this transaction, Goldman, Sachs acted as the Wrigley Company’s financial advisor and also as placement agent for the securities to Berkshire Hathaway; William Blair Incorporated acted as a financial advisor and provided an independent fairness opinion; and Skadden, Arps, Slate, Meagher & Flom, LLP served as legal advisor.

SPECIAL NOTE:  As a result of this significant event, Bill Wrigley, Jr. sent the following e-mail to all Wrigley associates worldwide:

From the Office of Bill Wrigley, Jr.

TO:                     All Wrigley Associates
FROM:                Bill Wrigley, Jr.
DATE:                 April 28, 2008
SUBJECT:           Important Announcement Regarding Our Future

Dear Wrigley Associates,

Today, the Wrigley Company is making a momentous and exciting announcement about our future as a global confectionery company.  We have signed an agreement to merge with Mars, Incorporated, a global, $22 billion private family-owned company.  If approved, the Wrigley Company will become a separate, stand-alone subsidiary of Mars, with me serving as Executive Chairman of the Wrigley Company, our current leadership team in place, and an understanding that we will manage our company as a stand-alone entity.    We will continue to do what we do best, while having access to taking full advantage of the worldwide talent, innovation, and experiences of Mars, Incorporated.

Obviously, this is an historic decision, and one that, no doubt, will come as a great surprise to all of you.  Frankly, it’s not something that even I had envisioned, until this extremely compelling opportunity was presented to us.

The Mars family approached us with an all-cash offer to merge with their company.  While the Board of Directors did not seek out the Mars offer, we had a fiduciary responsibility to consider it and, after thorough deliberations, determined that the opportunity is in the best interest of the Company’s stockholders, many of whom are Wrigley associates.  Funding for the purchase includes cash from Mars and subordinated debt financing from Warren Buffett’s company, Berkshire Hathaway – which will hold an equity interest in the Wrigley Company subsidiary.  Our stockholders will vote on the merger plan at a special stockholders’ meeting later this year.

The stockholder benefits of this opportunity are clearly apparent.  What I find especially motivating and compelling, however, is what it means for the future generational growth of our company and our people.  This combination has the potential to bring together two strong, complementary confectionery organizations, both committed to driving long-term dynamic growth.  At the same time, it frees us from some of the costs – as well as the constraints and short-term results pressure – that come with being a public company.

I want you to know that I strongly support this decision, and I will remain fully involved in the organization and the business going forward as Executive Chairman of the Wrigley Company.  I also want to emphasize that Mars recognizes that our success has been fueled by the energy, imagination and hard work of our strong leadership team and remarkably talented associates around the world.  Their intent is for us to run as a separate entity with a high degree of autonomy – which they have done successfully with other mergers.  Bill Perez and I, along with Paul S. Michaels, Mars Global president, fully expect our Executive Leadership Team and the global leadership of our company to remain in place as active leaders of the business.

I’ve spent a considerable amount of time with their leadership team and Mars family members, and I do take them at their word on this.  Mars understands our business, our values and our culture, as well as our operating philosophy and the way we invest long-term in our brands and our people, and they have no intention to change the way we operate or our unique culture.  In fact, our people, our ability to drive growth, iconic brands, geographic reach, and extensive supply chain and innovation expertise are all things that attracted them to Wrigley.  In addition, we will maintain our headquarters in Chicago and continue our community involvement, both in the areas of the world where do business as well as through the Wm. Wrigley Jr. Company Foundation.

Since its founding in 1911, Mars has been a private company, so you might not be very familiar with the size and breadth of their organization.  Although best known for M&Ms®, and Snickers®, Mars is a major, global consumer goods company with interests in confectionery and snacks, as well as other food, beverage, and pet care products including Dove®, Uncle Ben’s®, Pedigree®, Whiskas®, Royal Canin®, and Banfield Pet Hospitals®.  Like us, they invest in their brands and build for the long-term.  In fact, a significant majority of their business comes from a relatively small number of brands – which is an important indication of their commitment to building and sustaining brand strength.

The true value of this combination arises primarily from enhanced prospects for growth.   The merger will generate a new world of opportunities for our people, in addition to the potential for cross-pollination of ideas and brands and further enhancements of sales, marketing and distribution infrastructures.  One immediate advantage is that Mars’ non-chocolate sugar brands – including Starburst® and Skittles® – will be added to  Wrigley’s confectionery portfolio upon consummation of the merger.

The intent is for the Wrigley Company to be a stand-alone entity in order to avoid distracting the associates of both companies and possibly diminishing the outstanding business momentum currently in place.  Our objective is to allow our strengths and assets to complement each other, providing even more opportunity for growth and career development.

Overall, I am confident that there are more opportunities to grow this business in a private environment than there are as a publicly-held company.  Together, we will be a company with over $27 billion in sales and more than 64,000 associates worldwide.  This combined entity will be, among other things, the world’s leading confectionery company, with the resources and critical mass to explore new geographies and categories that might have been beyond our reach in the past.

Of course, this represents a significant change for us – a change that is emotional for me, as I imagine it will be for you.  As we assessed this opportunity, however, I thought a lot about something you’ve heard me say many times.  We must respect the past, but, at all times, do what’s right for the future.  Every generation of Wrigley leadership has had to make decisions that are in the best long-term interests of our stockholders and our associates.  We have a long legacy of preserving what makes us special, while always doing what it takes to be dynamic, competitive, and forward-looking.  Being a public company has given us the financial security to grow with the support of our stockholders.  Today, however, we have an opportunity to grow as a private company, while preserving our values, our heritage, and the unique culture that has inspired our success.  Rest assured, one thing that will never change is the way we treat our associates, both in terms of acting with trust, dignity and respect and in terms of rewarding you appropriately for your hard work and dedication.

I also want to emphasize that we remain committed to an operating philosophy of driving generational growth, and that this opportunity will be, in fact, an enabler of generational growth.  I have always believed that generational growth means the responsibility and the privilege of passing on to future associates a company that is stronger and better poised for growth than the one we received.  It is about building a legacy of opportunity and shared success … and that legacy is much more than the Wrigley family, it is about all of our associates who have made and will continue to make that growth possible.  This is our chance to create a legacy of opportunity and long-term future success.

So, we envision this to be a win-win-win for our stockholders, the company and our people.  We have the opportunity to be a privately-held company, add significant confectionery brands to our portfolio, and combine ideas, resources and energy with one of the best consumer product companies in the world.

While the potential of this combination is exciting on many levels, we need to remember that the merger is contingent on stockholder approval and various regulatory reviews.  Of course, to help the entire Wrigley world understand the implications and opportunities involved in being part of a larger organization, we will be reaching out to you in the weeks ahead with additional updates and town hall meetings about what this means to the Company and its future, as well as what it means to all of you as individuals.

If there were one thing I could change about this opportunity, it would be the “hurry up and wait” nature of this process.  I wish the timing and the pace of the announcement could have been slower, allowing you more time to analyze, discuss and adjust to this news.  But as a still publicly-traded company, we are legally obligated to disclose this kind of information as quickly and broadly as possible.  That said, I wish the interim period between now and the close could go faster, eliminating the stretches of time when we are in a “wait-and-see” mode and getting us to the point where we can really drive the combined business as soon as possible.  Our intent is to close the transaction in the next 6-12 months.

Bill Perez, the Executive Leadership Team and I want to emphasize that we need to continue to do what we do best – winning consumers, servicing customers, and delivering great products and results.  All of our energy needs to be focused on our aspirations for growth and delivering our 2008 plan – and we’re off to a great start.  By maintaining business momentum – at both companies – we will be in the optimal position to capitalize on the opportunities that will be available to the combined organization.

Undoubtedly, there will be a risk of distraction during this transition.  Given the tremendous opportunity that lies before us, we must work together to harness our energy and talent and strengthen our already growing and dynamic organization.  I have total confidence in this team’s ability to stay focused, resilient and committed, because you have proven yourselves time and time again.

We all need to look to the future with optimism.  I am certain that this merger will bring new opportunities for growth and tremendously exciting possibilities for all of us.  I can’t wait to be part of this dynamic future, and I hope you will feel the same way.

With best regards,

Bill Wrigley, Jr.

ADDITIONAL NOTE:	In a separate release, also issued this morning, the Wrigley Company announced a 17% increase in quarterly earnings per share on record first quarter sales that were up 16% from a year ago.

About Wrigley

The Wm. Wrigley Jr. Company is a recognized leader in confections with a wide range of product offerings including gum, mints, hard and chewy candies, lollipops, and chocolate.  The Company has global sales of $5.4 billion and distributes its world-famous brands in more than 180 countries.  Three of these brands – Wrigley's Spearmint®, Juicy Fruit®, and Altoids® – have heritages stretching back more than a century.  Other well-loved brands include Doublemint®, Life Savers®, Big Red®, Boomer®, Pim Pom®, Winterfresh®, Extra®, Freedent®, Hubba Bubba®, Orbit®, Excel®, Creme Savers®, Eclipse®, Airwaves®, Solano®, Sugus®, P.K.®, Cool Air® and 5™.

About Mars

Mars, Incorporated is a family owned company that produces some of the world’s leading confectionery, food and petcare products and has growing beverage and health & nutrition businesses.  Headquartered in McLean, Virginia, Mars, Incorporated operates in more than 66 countries and employs more than 48,000 associates worldwide.  The company’s global sales are $22 billion annually.  Founded in 1911, the company manufactures and markets a variety of products under many of the world’s most recognizable trademarks, including DOVE®, MILKY WAY®, M&M’S®, SNICKERS®, MARS®, UNCLE BEN’S® Rice, ROYAL CANIN® and PEDIGREE® and WHISKAS® petcare products.

Additional Information and Where to Find It

In connection with the above-described transactions, the Company will file with the U.S. Securities and Exchange Commission a preliminary proxy statement and a definitive proxy statement.  The proxy statement will be sent to the Company’s stockholders, who are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the above-described transactions.  Wrigley investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by going to the Company’s Investors page on its corporate website at www.wrigley.com or by directing a request to Wm. Wrigley Jr. Company, 410 North Michigan Avenue, Chicago, Illinois  60611 – Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the above-described transactions.  Information about the Company and its directors and officers can be found in the Company’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC, as well as on the Company’s Investors page on its corporate website at www.wrigley.com.  Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.

Cautionary Statement Regarding Forward-Looking Information

This press release contains statements which may be considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding operating strategies, future plans and financial results.  Forward-looking statements may be accompanied by words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “possible”, “predict”, “project” or similar words, phrases or expressions.  The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release.  A variety of factors could cause actual results to differ materially from the anticipated results or expectations expressed including, without limitation, the occurrence of any event, change or circumstance that could give rise to the termination of the merger agreement and the possibility that the Company would be required to pay any termination fee in connection therewith; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the merger agreement; risks that the required regulatory approvals will not be obtained in a timely manner, if at all; inability to complete the merger due to the failure to obtain stockholder approval or failure to satisfy the other conditions to the completion of the merger; risks that the proposed transaction disrupts current plans and operations; the availability or retention of retail space; the availability of raw materials; changes in demographics and consumer preferences; changes in foreign currency and market conditions; increased competition and discounting and other competitive actions; underutilization of or inadequate manufacturing capacity and labor stoppages; governmental regulations; and the outcome of integrating acquired businesses.  These factors, and other important factors that could affect these outcomes are set forth in the Company’s most recently filed Annual Report on Form 10-K and the Company’s other SEC filings, in each case under the heading “Forward-Looking Statements” and/or “Risk Factors”.  Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference.

FROM:	WM. WRIGLEY JR. COMPANY

	Christopher Perille	Susan Henderson
	Senior Director – External Relations	Vice President – Corporate Communications
	Phone: (312) 645-4077	Phone: (312) 645-3469